UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 4, 2003
Date of Report (Date of earliest event reported)

 AMERICAN ENTERPRISE CORPORATION
(Exact name of registrant as specified in its charter)

              Florida                                                        0-24696                                            59-3248917
(State of other jurisdiction                                   Commission File                                     RS Employer
       of incorporation                                                  Number                                          Identification No.

525 West Lemon Street, Tampa, Florida 33609
(Address of principal executive offices) (Zip Code)

(813)-287-9733
Registrant's telephone number, including area code

Item 2: Acquisition or Disposition of Assets:

    An acquisition of the majority ownership of NanobacLabs Pharmaceuticals, Inc. ("Nanobac") was completed by American Enterprise Corporation (the "Company" or "AMER") partially on June 2 concluding on June 4, 2003. On June 4, 2003, the Company acquired 6,100,000 shares from Doctor Gary S. Mezo and Mrs. Nancy M. Schriewer-Mezo representing approximately 74.4% of Nanobac in exchange for 24,400,000 restricted AMER no par value common shares together with a loan in the amount of $300,000 and a commitment to provide additional equity capital during the twelve months following the acquisition. Together with the 37,650,395 AMER no par value common shares previously issued, as of June 4, 2003, the Company has 62,050,395 no par value common shares issued and outstanding. Dr. Mezo is Chairman of Nanobac's Board of Directors.

    In addition, the Company has agreed to acquire the remaining 2,089,500 outstanding shares of Nanobac for 8,358,000 AMER shares and, if exercised, 500,000 options to acquire Nanobac shares for 2,000,000 AMER shares.   The option holder is not obligated to exercise its option.

    In the event all Nanobac shares are converted, AMER will have issued an aggregate of 34,758,000 shares and shall have issued and outstanding a total of 72,408,395 shares.  In such an event, the owners of Nanobac will own approximately 48% of AMER.

About Nanobac

    NanobacLabs Pharmaceuticals, Inc. is a research-oriented specialty pharmaceutical company dedicated to the development of innovative prescription nanobiotics(R), medical diagnostics, medical nanotechnology and nanobiotechnologies

    NanobacLabs has developed the nanobiotics(R), NanobacTX(R) (heart disease and atherosclerosis), UroBac(R) (urology) and DermaBac(R) (dermatology), which are patent-pending prescription compounds targeted to treat nanobacterial infections in humans. NanobacLabs' nanobiotics(R) are the only treatments for nanobacterial infections. NanobacLabs has additional nanobiotics(R) in its development pipeline.

    NanobacLabs' researchers have developed a blood test (NanobacTEST-S(R)) for nanobacterial antigen and IgG antibodies as well as a rapid urine-screening test for nanobacterial antigen (NanobacTEST-U/A(R)).

    For more information on NanobacLabs research, diagnostics and nanobiotics(R), visit the website at http://www.NanobacLabs.com

Item 5:  Other Events and Regulation FD Disclosure

    Effective June 20, 2003, the Company changed its name from American Enterprise Corporation to Nanobac Pharmaceuticals, Incorporated.

Item 7: Financial Statements and Exhibits

      a. The Company undertakes to file required financial statements on or before sixty days following this Form 8-K.

      b The Company includes as Exhibit 99.1 a Press Release issued May 29, 2003

      c The Company includes as Exhibit 99.2 a Press Release issued June 2, 2003

Item 9: Regulation FD Disclosure

    The Company has made two public announcements relating to the acquisition of Nanobac. Both press releases are attached hereto as Exhibits 99.1 and 99.2.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENTERPRISE CORPORATION
(Registrant)

Date June 19, 2003

S/S JOHN STANTON
John Stanton
Chief Executive Officer